UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2019
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AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)
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Commission File Number: 1-6671

Delaware			23-3079390
(State or other jurisdiction of			(I.R.S. Employer
incorporation or organization)			Identification No.)

1300 Morris Drive	Chesterbrook,	PA	19087-5594
(Address of principal executive offices)			(Zip Code)
(610) 727-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	ABC	New York Stock Exchange	(NYSE)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment and Extension of Multi-Currency Revolving Credit Facility

On September 18, 2019, AmerisourceBergen Corporation (the "Company") and its subsidiaries BP Pharmaceuticals Laboratories Unlimited Company, Centaur Services Limited and Innomar Strategies Inc. entered into an Eighth Amendment and Restatement Agreement (the "Amendment Agreement") to amend and restate the Credit Agreement, dated as of March 18, 2011, as amended, among the Company, the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which the Company and such subsidiaries obtained a senior unsecured multi-currency revolving credit facility (the "Multi-Currency Revolving Credit Facility").

Pursuant to the Multi-Currency Revolving Credit Facility, the Company may borrow up to US$1.4 billion. The Multi-Currency Revolving Credit Facility was amended to extend the maturity date of the facility to September 18, 2024, increase the maximum permitted financial leverage ratio from 3.25:1.00 to 3.50:1.00, and modify certain restrictive covenants, including modifications to provide a US$900 million carve-out for intercompany debt. The Amendment Agreement also eliminated restrictive covenants regarding transactions with affiliates, restrictive payments, restrictive agreements and fiscal quarters, and made other changes to streamline the agreement. Interest on borrowings under the Multi-Currency Revolving Credit Facility accrues at specified rates based on the Company’s public debt ratings by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch, Inc. and pursuant to the Amendment Agreement, ranges from 70 basis points to 112.5 basis points over the Canadian Dealer Offered Rate, LIBOR, the Euro Overnight Rate and the Bankers Acceptance Stamping Fee, as applicable, and 0 basis points to 12.5 basis points over the alternate base rate and Canadian prime rate, as applicable, in each case, as determined in accordance with the provisions of the Multi-Currency Revolving Credit Facility. The Company has agreed to pay facility fees to maintain the availability under the Multi-Currency Revolving Credit Facility at specified rates based on its public debt ratings, ranging from 5 basis points to 12.5 basis points, annually, of the total commitments of the lenders thereunder. The Company has the right to prepay borrowings under the Multi-Currency Revolving Credit Facility at any time, in whole or in part and without premium or penalty (other than, if applicable, any breakage costs), provided that the amount of any such prepayment meets certain minimum thresholds. The Company may also choose to reduce its commitments under the Multi-Currency Revolving Credit Facility at any time. The Multi-Currency Revolving Credit Facility contains affirmative and negative covenants and includes limitations on indebtedness of subsidiaries, liens, fundamental changes, asset sales and leverage. The Company may obtain letters of credit under the Multi-Currency Revolving Credit Facility up to a maximum amount of US$75 million. The amount of the Company’s outstanding letters of credit reduces availability under the Multi-Currency Revolving Credit Facility. The Company may use the funds provided under the Multi-Currency Revolving Credit Facility for general corporate purposes of the Company and its subsidiaries. The Multi-Currency Revolving Credit Facility contains certain representations, warranties and events of default (which are, in some cases, subject to certain exceptions, thresholds and grace periods) including, but not limited to, non-payment of principal and interest, failure to perform or observe covenants, breaches of representations and warranties and certain bankruptcy-related events.

The foregoing description of the Multi-Currency Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement (including the amended and restated credit agreement attached as Exhibit A thereto), which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Amendment of Term Loan

On September 18, 2019, the Company entered into a First Amendment (the "First Amendment Agreement") to amend the Term Credit Agreement, dated as of October 31, 2018, by and among the Company, Wells Fargo Bank, National Association, as administrative agent, and certain other lenders party thereto (as amended, the “Term Credit Agreement”). The Term Credit Agreement was amended to conform with the changes to the Multi-Currency Revolving Credit Facility described above, except that the maturity date of the Term Credit Agreement remains October 31, 2020.

The foregoing description of the Term Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the First Amendment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and to the Term Credit Agreement that was Exhibit 10.2 to a Current Report on Form 8-K filed by the Company on November 6, 2018, each of which is incorporated by reference herein.

Certain of the lenders under the Multi-Currency Revolving Credit Facility and the Term Credit Agreement, and their affiliates, have various relationships with the Company and have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to the Company and its affiliates in the ordinary course of business for which they have received and may continue to receive fees and commissions. In particular, J.P. Morgan Securities LLC, an affiliate of JPMorgan Chase Bank, N.A., BofA Securities, Inc., and Wells Fargo Securities, LLC, an affiliate of Wells Fargo Bank, N.A., have served as joint book-running managers, and certain affiliates of the other lenders have served as underwriters, in connection with past senior note offerings by the Company, and such affiliates may serve similar roles in future securities offerings by the Company. In addition, certain of the lenders serve various roles in connection with a $1,450 million receivables securitization facility to which the Company’s subsidiaries, AmerisourceBergen Drug Corporation ("ABDC") and Amerisource Receivables Financial Corporation ("ARFC"), are a party and pursuant to which accounts receivables are sold on a revolving basis to ARFC, a special purpose entity. MUFG Bank, Ltd. serves as administrator and a purchaser under the program and Wells Fargo Bank, N.A. serves as a purchaser under the program. Certain of the other lenders or their affiliates also serve as lenders or purchasers under the securitization facility.

Amendment and Extension of Securitization Facility

On September 18, 2019, subsidiaries of the Company entered into a Fourteenth Amendment to Amended and Restated Receivables Purchase Agreement (the “Fourteenth RPA Amendment”), among ARFC, as seller, ABDC, as servicer, the Purchaser Agents and Purchasers party thereto, and MUFG Bank, Ltd., as administrator, and the Company executed a Third Amendment to the Amended and Restated Performance Undertaking, as performance guarantor (the "Performance Undertaking Amendment").

The Fourteenth RPA Amendment:

•	Extended the scheduled facility termination date from October 29, 2021 to September 16, 2022;

•	Added The Toronto-Dominion Bank as a committed purchaser and a purchaser agent; and

•	Made certain other technical changes.

The Performance Undertaking Amendment made certain technical changes to align with the content of the Multi-Currency Revolving Credit Facility and updated the name of the administrator.

The securitization facility is available to provide additional liquidity and funding for the ongoing business needs of the Company and its subsidiaries. Availability under the securitization facility is based on the accounts receivables originated by ABDC from the sale of pharmaceuticals and other related services. Pursuant to the securitization facility, ABDC sells its accounts receivables to ARFC. ARFC may sell interests in the accounts receivables purchased from ABDC to the various purchaser groups party to the securitization facility, paying program fees on the amount of receivables interests purchased under the facility. The securitization facility has a base limit of US$1,450 million, with an option to increase the commitments of the participating banks, subject to their approval, by an additional US$250 million for seasonal needs during the December and March quarters. The Company serves as the performance guarantor of ABDC’s obligations as originator and servicer under the securitization facility.

The foregoing description of the Fourteenth RPA Amendment and the Performance Undertaking Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourteenth RPA Amendment and the Performance Undertaking Amendment, which are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.       Financial Statements and Exhibits.

(d)  Exhibits

10.1
Eighth Amendment and Restatement Agreement, dated as of September 18, 2019, among AmerisourceBergen Corporation, the borrowing subsidiaries party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2
First Amendment to the Term Credit Agreement, dated as of September 18, 2019, among AmerisourceBergen Corporation, the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

10.3
Fourteenth Amendment to Amended and Restated Receivables Purchase Agreement, dated as of September 18, 2019, among AmeriSource Receivables Financial Corporation, as seller, AmerisourceBergen Drug Corporation, as servicer, the Purchaser Agents and Purchasers party thereto, and MUFG Bank, Ltd., as administrator.

10.4	Third Amendment to Amended and Restated Performance Undertaking Agreement, dated as of September 18, 2019, executed by AmerisourceBergen Corporation, as performance guarantor.

10.5
Term Credit Agreement, dated as of October 31, 2018, among AmerisourceBergen Corporation, the lenders party thereto and Wells Fargo Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.2 to AmerisourceBergen Corporation's Current Report on Form 8-K filed on November 6, 2018).

104	Cover Page Interactive Data File (formatted as inline XBRL)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: September 23, 2019	By:	/s/ James F. Cleary
	Name:	James F. Cleary
	Title:	Executive Vice President and Chief Financial Officer

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